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                                 Exhibit 11
                Statements of Computation of Earnings Per Share

                                              September 30,
                                     -------------------------------
                                            1996         1995
                                     -------------------------------

Primary earnings per share:
---------------------------

Average shares outstanding                5,980,247      4,750,616
                                        -----------    -----------
Average options outstanding                 209,562        196,706

Average exercise price                  $      9.22    $      5.40
                                        -----------    -----------
Proceeds from the assumed exercise
  of options outstanding                $ 1,932,162    $ 1,062,210
Average market price per share                14.48          10.19
                                        -----------    -----------
Assumed shares repurchased                  133,437        104,275
                                        -----------    -----------
Common stock equivalents of options
  outstanding                                76,125         92,431
                                        -----------    -----------
Weighted average shares outstanding
  (including common stock
   equivalents)                           6,056,372      4,843,047
                                        ===========    ===========

Net income                              $ 7,769,626    $ 8,070,995
Preferred stock dividend                   (453,873)      (863,869)
                                        -----------    -----------
Net income applicable to
  common stockholders                   $ 7,315,753    $ 7,207,126
                                        ===========    ===========

Earnings per common share               $      1.21    $      1.48
                                        ===========    ===========

Fully diluted earnings per share:
---------------------------------

Average shares outstanding                5,980,247      4,750,616
                                        -----------    -----------
Average options outstanding                 209,562        196,706
Average exercise price                  $      9.22    $      5.40
                                        -----------    -----------
Proceeds from the assumed exercise
  of options outstanding                $ 1,932,162    $ 1,062,210
Average market price per share                16.67          13.67
                                        -----------    -----------
Assumed shares repurchased                  115,907         77,705
                                        -----------    -----------
Common stock equivalents of options
  outstanding                                93,655        119,001
Assumed conversion of outstanding
  convertible debentures (1)                 58,456         60,973
Assumed conversion of outstanding
  preferred stock (2)                       540,322      1,376,748
                                        -----------    -----------
Weighted average shares outstanding
  (including common stock
   equivalents)                           6,672,680      6,307,338
                                        ===========    ===========

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


                                 Exhibit 11
         Statements of Computation of Earnings Per Share, Continued

                                              September 30,
                                    --------------------------------
                                           1996           1995
                                    --------------------------------

Net income                             $ 7,769,626    $ 8,070,995

Interest expenses associated with
  the convertible debentures (3)            45,537         55,356
Income taxes (4)                           (15,482)       (18,821)
                                       -----------    -----------

Net income adjusted                    $ 7,799,681    $ 8,107,530
                                       ===========    ===========

Earnings per common share              $      1.17    $      1.29
                                       ===========    ===========

(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding        636,586        664,000
     Conversion price                        10.89          10.89
                                       -----------    -----------
     Potentially dilutive shares            58,456         60,973
                                       ===========    ===========

(2) Potential dilution relating to preferred stock is calculated as follows:

     Average Series A Preferred stock
       outstanding                               -      9,546,575
     Conversion price                            -           8.33
                                                      -----------
     Potentially dilutive shares                 -      1,145,589
                                                      ===========

     Average Series B Preferred stock
       outstanding                       7,564,500      3,236,226
     Conversion price                        14.00          14.00
                                       -----------    -----------
     Potentially dilutive shares           540,322        231,159
                                       ===========    ===========


(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.











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